Exhibit 10.28

FORM OF
DRIBBLE OUT AGREEMENT

AGREEMENT dated as of ________________, 2005 between Smart Online, Inc., Delaware corporation (the “Company”), and _______________ (“Subscriber”).

WHEREAS, Subscriber has purchased shares of Common Stock (the “Purchased Shares”) from the Company and the Company desires Subscriber to agree to limit its sales of the Purchased Shares in return for granting Subscriber the right to have the Purchased Shares registered. The Purchased Shares are hereinafter individually and collectively referred to as the “Securities”).

NOW, THEREFORE, the parties hereby agree as follows:

(1)    Registration of Shares. The Company agrees to enter into the Registration Rights Agreement with Subscriber.

(2)    “Dribble-Out” Agreement.

(a)    In consideration for the Registration Rights Agreement, Subscriber hereby agrees that, except as permitted under subsection (c) of this Section, during the Dribble Out Period, as defined herein, Subscriber will not:

(i)    Sell any of the Securities or other securities of the Company or Holding Company received on account of ownership of the Securities (the “Dribble-Out Securities”).

(ii)    Transfer, assign or otherwise dispose of any of the Dribble-Out Securities.

(iii)    Pledge, hypothecate or otherwise create a lien on any of the Lock-Up Securities.

(iv)    Loan to any person or entity any shares or other securities of the Company or Holding Company.

(v)    Sell short any shares or other securities of the Company or Holding Company.

(vi)    Acquire a put option or grant a call option with respect to any shares or other securities of the Company or Holding Company.

(vii)    Enter into any agreement concerning any of the foregoing transactions, or otherwise facilitate any other person conducting any of the foregoing transactions.

(b)    For purposes of this Section, Holding Company shall mean any company whose stock is publicly traded (i) with which the Company merges or consolidates or (ii) of which

(b)    For purposes of this Section, Holding Company shall mean any company whose stock is publicly traded (i) with which the Company merges or consolidates or (ii) of which the Company or its successor becomes a subsidiary. For purposes of this Section, the Dribble Out Period shall mean the period beginning on the date of this Agreement and ending six (6) months after the effective date of the first registration statement of the Company that registers for resale the Dribble-Out Securities (the “Effective Date”). Notwithstanding the foregoing, after the Effective Date Subscriber may sell (if permitted under a registration statement), during any rolling thirty-day period during the Dribble Out Period, up to 25% of the Dribble-Out Securities owned by Subscriber on the Effective Date. The Board of Directors of the Company or Holding Company may terminate the Dribble Out Period or allow Subscriber to take a prohibited action prior to termination of the Dribble Out Period with respect to some or all of the Dribble-Out Securities owned by the Subscriber, if the Board provides all other Subscribers of the Company or Holding Company who have the same Dribble Out Period with the same termination or waiver at the same time and to the same extent as for Subscriber.

(c)    Notwithstanding the foregoing, provided the transferee first signs an agreement on substantially the terms set forth herein and reasonably acceptable to the Company or Holding Company, Subscriber may transfer securities of the Company or Holding Company without payment or other consideration: (i) if Subscriber is an individual, to any family member, (ii) if Subscriber is a corporation, to any direct or indirect parent or subsidiary or any shareholder of Subscriber, (iii) if Subscriber is a partnership, to any partner of Subscriber, (iv) if Subscriber is a limited liability company, to any member of Subscriber, and (v) if Subscriber is a trust, to any beneficiary of such trust.

(d)    Subscriber further agrees that before and after termination of the Dribble Out Period, Subscriber will comply with all securities laws, rules and regulations when purchasing or reselling securities of the Company or Holding Company, including, without limitation, those prohibiting sales and purchases of securities while in possession of material nonpublic information.

(e)    The Dribble-Out Securities of Subscriber shall have a legend in form and substance acceptable to the Company and Holding Company referring to the restrictions of this Agreement and the Company or Holding Company may instruct the transfer agent of the Company or Holding Company to stop any transfer of any securities in violation of this Agreement and may take any other action required to avoid violation of this Agreement, including, without limitation, obtaining an injunction.

(f)    The provisions of this Section shall continue in effect after the Dribble-Out Securities are registered pursuant to the Registration Rights Agreement.

(g)    Stop Transfer Instructions. Subscriber agrees that the Company may issue instructions to its transfer agent that prohibit transfer in violation of this Agreement.

(h)    Legends. The Company may place a legend on the Dribble Out Securities referring to the restrictions contained in this Agreement.

(3)    The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

(4)    This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware, and shall be binding upon Subscriber, the Subscriber’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

(5)    Subscriber agrees not to transfer or assign this Agreement, or any of Subscriber’s interest herein, without the express written consent of the Company.

(6)    This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto. This Agreement may be executed in one or more counterparts.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SMART ONLINE, INC.

By: ______________________	By: __________________________
Michael Nouri, President	Name:

Address: ______________________
______________________

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